EXHIBIT 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT
Parties:

“CoBank”:                                           CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

“Borrower”:                                           Pilgrim’s Pride Corporation
4845 US Highway 271 N.
Pittsburg, Texas 75686

“Syndication Parties”:                                                      Whose signatures appear below

Execution Date:       November 7, 2007

Recitals:

A. CoBank (in its capacity as the Administrative Agent (“Agent”), the Syndication Parties signatory thereto, and Borrower have entered into that certain 2006 Amended and Restated Credit Agreement (Convertible Revolving Loan and Term Loan) dated as of September 21, 2006, that certain First Amendment to Credit Agreement dated as of December 13, 2006, that certain Second Amendment to Credit Agreement dated as of January 4, 2007, and that certain Third Amendment to Credit Agreement dated as of February 7, 2007, and that certain Fourth Amendment to Credit Agreement dated as of July 3, 2007, and that certain Fifth Amendment to Credit Agreement dated as of August 7, 2007 (as so amended and as amended, modified, or supplemented from time to time in the future, the “Credit Agreement”) pursuant to which the Syndication Parties, and any entity which becomes a Syndication Party on or after September 21, 2006, have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. In connection with taking liens against certain of the GK Assets (“GK Pledged Assets”), the Agent entered into a letter agreement with Borrower dated August 30, 2007 (“Further Action Letter”), wherein Borrower agreed to (i) take certain action as may be specified by the Agent with respect to environmental concerns pertaining to certain parcels of real property included within the GK Pledged Assets, or, (ii) in lieu thereof, to elect to remove one or more of such properties from the Available Amount Report and Available Amount calculations (each such parcel a “Released Property” and together the “Released Properties”), in which case Borrower would be entitled to have released the lien granted in favor of the Agent against each parcel of Released Property.

C. Borrower has requested that the Agent and the Syndication Parties modify the Credit Agreement to allow the Agent to effect release of Released Properties pursuant to the Further Action Letter without the necessity of obtaining the consent thereto by the Required Lenders, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Sixth Amendment to Credit Agreement (“Sixth Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Amendments to Credit Agreement.  The Credit Agreement is amended as of the Effective Date as follows:

1.1           Subsection 14.5.6 is amended by the addition of a new clause (f) to read as follows:

14.5.6                      Release of Certain Liens. To take such action and execute such documents as may be reasonably necessary to release any liens on or security interests in any Collateral where Borrower is entitled to such release in connection with (a) Dispositions permitted pursuant to the provisions of Section 11.4(a), (b), and (c)(i) hereof, without the need to obtain the consent of any of the Syndication Parties or Voting Participants; (b) the replacement or removal of any Collateral (other than in connection with a Shut Down pursuant to the terms of Section 10.15 hereof) where the book value of such Collateral is $5,000,000.00 or less, without the need to obtain the consent of any of the Syndication Parties or Voting Participants; (c) the removal of any facility from the Available Amount Report (and therefore, from calculation of the Available Amount) arising from a Shut Down pursuant to the provisions of Section 10.15 hereof where the book value of the Collateral subject to such Shut Down is $10,000,000.00 or less, without the need to obtain the consent of any of the Syndication Parties or Voting Participants; (d) dispositions permitted pursuant to the provisions of Section 11.4(c)(ii) hereof, with the consent of the Required Lenders; (e) the removal of any facility from the Available Amount Report (and therefore, from calculation of the Available Amount) arising from a Shut Down pursuant to the provisions of Section 10.15 where the book value of the Collateral subject to such Shut Down is more than $10,000,000.00, with the consent of the Required Lenders; and (f) the Administrative Agent’s receipt of a notice from Borrower that, pursuant to the provisions of that certain letter agreement between Borrower and the Administrative Agent dated August 30, 2007, Borrower has elected to withdraw from the calculation of the Available Amount one or more of the Sites (as defined in such letter agreement) as to which Borrower has been required to take Future Actions (as defined in such letter agreement) pursuant to the provisions of such letter agreement, provided that simultaneously with such release the Available Amount for such Site shall be automatically reduced by the Appraised Value for such Site as it was included in the latest Available Amount Report (or reduced as otherwise provided in such letter agreement if such Site was not specifically identified and included in the latest Available Amount Report), such release to be made without the need to obtain the consent of any of the Syndication Parties or Voting Participants.
Clause (a) of Subsection 14.7.2 is amended by the addition of a reference to clause (f) of Subsection 14.5.6 so that such clause reads as follows:

(a)           Consenting to any action or amendment, or granting any waiver with respect to, either the Revolving Loan or the Term Loan, not covered in Subsection 14.7.1 and except as provided in Subsection 14.5.6(a), (b), (c) or (f) hereof; or

2.           Conditions to Effectiveness of this Sixth Amendment.  The effectiveness of this Sixth Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

2.1           Delivery of Executed Loan Documents.  Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following document, duly executed by Borrower:

A.           This Sixth Amendment

2.2           Syndication Parties Execution; Voting Participant Approval.  The Administrative Agent shall have received (a) written approval of this Sixth Amendment by at least the Required Lenders (including Voting Participants); and (b) a copy of this Sixth Amendment executed by the Syndication Parties as required.

2.3           Representations and Warranties.  The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.4           No Event of Default.  No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Sixth Amendment.

2.5           Payment of Fees and Expenses.  Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement (as amended by this Sixth Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 15.1 of the Credit Agreement.

3.           General Provisions.

3.1           No Other Modifications.  The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2           Successors and Assigns.  This Sixth Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3           Definitions.  Capitalized terms used, but not defined, in this Sixth Amendment shall have the meaning set forth in the Credit Agreement.

3.4           Severability.  Should any provision of this Sixth Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Sixth Amendment and all remaining provision of this Sixth Amendment shall be fully enforceable.

3.5           Governing Law.  To the extent not governed by federal law, this Sixth Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6           Headings.  The captions or headings in this Sixth Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Sixth Amendment.

3.7           Counterparts.  This Sixth Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Sixth Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Sixth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Sixth Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed as of the Effective Date.
ADMINISTRATIVE AGENT:                                                                           CoBank, ACB

By:  /s/ James H. Matzat
Name:                      James H. Matzat
Title:              Vice President

BORROWER:                                                      Pilgrim’s Pride Corporation

By:  /s/ Richard A. Cogdill
Name:                      Richard A. Cogdill
Title:              Exe. VP, CFO, Sec & Treas.

SYNDICATION PARTIES:                                                               CoBank, ACB

By: /s/ James H. Matzat
Name:                      James H. Matzat
Title:              Vice President

Agriland, FCS

By:  /s/ Dwayne C. Young
Name:                      Dwayne C. Young
Title:              Chief Credit Officer

Deere Credit, Inc.

By:  /s/ Mark A. Thompson
Name:                      Mark A. Thompson
Title:              Vice President, AFS Operations

Bank of the West

By:  /s/ Larry L. Reding
Name:                      Larry L. Reding
Title:              Vice President

John Hancock Life Insurance Company

By:  /s/ Bradley A. Pierce
Name:                      Bradley A. Pierce
Title:              Director

The Variable Annuity Life Insurance Company

By:              AIG Global Investment Corp.,
Investment adviser

By:  /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

The United States Life Insurance Company in the City of New York

By:              AIG Global Investment Corp.,
Investment adviser

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

Merit Life Insurance Co.

By:              AIG Global Investment Corp.,
Investment adviser

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

American General Assurance Company

By:              AIG Global Investment Corp.,
Investment adviser

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

AIG International Group, Inc.

By:              AIG Global Investment Corp.,
Investment adviser

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

AIG Annuity Insurance Company

By:              AIG Global Investment Corp.,
Investment adviser

By: /s/ William H. Hasson
Name:                      William H. Hasson
Title:              Managing Director

Transamerica Life Insurance Company

By:  /s/ Stephen Noonan
Name:                      Stephen Noonan
Title:              Vice President

The CIT Group/Business Credit, Inc.

By:  /s/ Tedd Johnson
Name:                      Tedd Johnson
Title:              Vice President

Metropolitan Life Insurance Company

By:  /s/ Steven D. Craig
Name:                      Steven D. Craig
Title:              Director

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank-Nederland” New York Branch

By:  /s/ Richard J. Beard
Name:                      Richard J. Beard
Title:              Executive Director

By:  /s/ Rebecca Morrow
Name:                      Rebecca Morrow
Title:              Executive Director

Farm Credit Services of America, PCA

By:  /s/ Bruce P. Rouse
Name:                      Bruce P. Rouse
Title:              Vice President